EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Jan. 24, 2014 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,241,000, or $0.15 per diluted share for the fourth quarter of 2013 compared to $203,000, or $0.02 per diluted share for the comparable 2012 period, while net income available to shareholders for twelve months ended December 31, 2013 was $3,120,000, or $0.37 per diluted share compared to $1,206,000, or $0.14 per share for the comparable 2012 period. This increase of 158.71 percent in net income for the comparable twelve month period was primarily driven by an increase in net interest income and noninterest income (excluding securities gains) – along with a reduction in provision for loan losses. "In addition to significant core earnings improvement, Colony again had marked improvement in asset quality. Substandard assets to tier one capital plus loan loss allowance ratio improved to 39.22 percent at December 31, 2013 from 40.94 percent at September 30, 2013 and 55.60 percent at December 31, 2012. Though we were successful in having regulatory agencies lift the memorandum of understanding during 2013 and realized significant improvement in earnings and asset quality, we still are committed to reducing our problem assets to an acceptable level and returning to acceptable earnings," said Ed Loomis, President and Chief Executive Officer. "Momentum carrying over from 2013 initiatives has Colony positioned for a successful and productive year in 2014."

Capital

Colony continues to maintain a solid capital position to be categorized as "well-capitalized" by regulatory benchmarks. At December 31, 2013, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.29 percent, 15.36 percent and 16.61 percent, respectively, compared to the previous quarter end of 10.40 percent, 15.40 percent  and 16.66 percent, respectively, at September 30, 2013 and to 10.22 percent, 15.22 percent and 16.47 percent, respectively, at December 31 2012. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the fourth quarter of 2013, the Company reported net interest income of $9.69 million and a net interest margin of 3.68 percent, compared to $9.08 million and 3.49 percent, respectively, for fourth quarter 2012, while net interest income for the twelve months ended December 31, 2013 was $37.69 million and a net interest margin of 3.61 percent compared to $36.27 million and 3.41 percent, respectively, for the twelve months ended December 31 2012.  The improvement is indicative of the Company's focus on balance sheet restructuring and maximizing its net interest margin through deposit and loan pricing guidance.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $53.45 million at December 31, 2013 compared to $55.39 million and $74.57 million, respectively, at September 30, 2013 and December 31, 2012. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 39.22%, 40.94% and 55.60%, respectively, at December 31, 2013, September 30, 2013 and December 31, 2012.   Non-performing assets decreased slightly from the previous quarter end to $39.61 million or 5.17 percent of total loans and other real estate owned as of December 31, 2013. This compares to $40.64 million or 5.32 percent and $46.16 million or 6.05 percent, respectively, as of September 30, 2013 and December 31, 2012.  Loan loss reserve methodology resulted in twelve months ended December 31, 2013 provision for loan losses of $4.49 million compared to $6.79 million for the comparable 2012 period. With continued stabilization in the economy and the housing and real estate market, we expect continued improvement in our substandard assets.

Other real estate ("OREO") totaled $15.50 million at December 31, 2013 compared to $16.11 million and $15.94 million, respectively, at September 30, 2013 and December 31, 2012. During twelve months ended December 31, 2013, $11.19 million has been added to OREO, thus a reduction from sales and/or write-downs of $11.63 million. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the fourth quarter of 2013 net charge-offs were $1.43 million, or 0.19 percent of average loans as compared to net charge-offs of $2.81 million, or 0.38 percent of average loans in fourth quarter 2012, while for the twelve months ended December 31, 2013 net charge-offs were $5.42 million, or 0.73 percent of average loans as compared to net charge-offs of $9.70 million, or 1.34 percent of average loans for the comparable 2012 period. The loan loss reserve was $11.81 million on December 31, 2013, or 1.57 percent of total loans compared to $12.95 million, or 1.73 percent on September 30, 2013 and to $12.74 million, or 1.70 percent on December 31, 2012.  Management believes that the 2013 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at December 31, 2013.

Noninterest Income

Total noninterest income decreased in the comparable periods as noninterest income for twelve months ended December 31, 2013 was $8.38 million compared to $9.73 million in the comparable 2012 period, or a decrease of 13.93 percent. Service charge fee income on deposit accounts increased $1.12 million, or 31.29 percent. Mortgage fee income increased $84 thousand, or 21.00 percent and gains on the sale of SBA/USDA loans increased $329 thousand, or 107.52 percent. Offsetting these increases was security gains and losses in which losses were $364 thousand for twelve months ended December 31, 2013 compared to gains of $2.84 million for the comparable 2012 period. The company continues to explore revenue enhancement products and services to improve fee income.

Noninterest Expense

Total noninterest expense decreased slightly to $34.62 million in twelve months ended December 31, 2013 compared to $35.38 million in the comparable 2012 period, or a decrease of 2.15%. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $3.92 million in twelve months ended December 31, 2013 compared to $5.61 million in the comparable 2012 period. Salaries and employee benefit expenses increased to $16.69 million in twelve months ended December 31, 2013 compared to $15.57 million in the comparable 2012 period, or an increase of 7.24 percent. This increase is primarily attributable to an increase in headcount related to additional "back-office" regulatory compliance demands along with merit pay increases. Occupancy expenses remained flat in the comparable periods. Other noninterest expense decreased to $14.13 million compared to $15.93 million, or a decrease of 11.29 percent – primarily due to the decrease in credit-related expenses noted above.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN."

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/13	12/31/12	12/31/13	12/31/12
Net Interest Income	$9,694	$9,076	$37,689	$36,273
Provision for Loan Losses	285	1,158	4,485	6,785
Non-interest Income	2,018	2,642	8,377	9,733
Non-interest Expense	8,998	9,744	34,617	35,379
Income Taxes	803	248	2,235	1,201
Net Income	1,626	568	4,629	2,641
Preferred Stock Dividend	385	365	1,509	1,435
Net Income Available to Common Shareholders	1,241	203	3,120	1,206

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/13	12/31/12	12/31/13	12/31/12
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.15	$0.02	$0.37	$0.14
Earnings Per Diluted Share (b)	$0.15	$0.02	$0.37	$0.14
Common Book Value Per Share	$7.34	$8.05	$7.34	$8.05
Tangible Common Book Value Per Share	$7.32	$8.02	$7.32	$8.02

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/13	12/31/12	12/31/13	12/31/12
Net Interest Margin (a)	3.68%	3.49%	3.61%	3.41%
Return on Average Assets (b)	0.44%	0.07%	0.28%	0.11%
Return on Average Total Equity (b)	5.43%	0.85%	3.34%	1.25%
Efficiency (c)	74.24%	88.67%	74.29%	81.68%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	12/31/13	12/31/12
Total Assets	$1,151,085	$1,139,397
Loans, Net of Reserves	739,052	734,079
Allowance for Loan Losses	11,806	12,737
Intangible Assets	188	224
Deposits	987,530	979,685
Common Shareholders' Equity	61,954	67,932
Common Equity to Total Assets	5.38%	5.96%
Total Equity	89,954	95,759
Total Equity to Total Assets	7.81%	8.40%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/13	12/31/12	12/31/13	12/31/12
Total Assets	$1,131,317	$1,114,766	$1,118,071	$1,139,814
Loans, Net of Reserves	740,538	725,672	731,280	706,091
Deposits	966,458	956,438	953,312	969,690
Common Shareholders' Equity	63,526	67,783	65,446	68,798
Total Equity	91,501	95,587	93,358	96,541

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/13	12/31/12	12/31/13	12/31/12
Nonperforming Loans	$24,111	$29,855	$24,111	$29,855
Nonperforming Assets	39,613	46,163	39,613	46,163
Substandard Assets	53,449	74,574	53,449	74,574
Net Loan Chg-offs (Recoveries)	1,430	2,810	5,416	9,698
Reserve for Loan Loss to Total Loans	1.57%	1.70%	1.57%	1.70%
Reserve for Loan Loss to Non- performing Loans	48.97%	42.66%	48.97%	42.66%
Reserve for Loan Loss to Non-performing Assets	29.80%	27.59%	29.80%	27.59%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.19%	0.38%	0.73%	1.34%
Nonperforming Loans to Total Loans	3.21%	4.00%	3.21%	4.00%
Nonperforming Assets to Total Assets	3.44%	4.05%	3.44%	4.05%
Nonperforming Assets to Total Loans And Other Real Estate	5.17%	6.05%	5.17%	6.05%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	39.22%	55.60%	39.22%	55.60%

Quarterly Comparative Data (in thousands, except per share data)
	4Q2013	3Q2013	2Q2013	1Q2013	4Q2012

Assets	$1,151,085	$1,113,141	1,106,454	$1,118,865	$1,139,397
Loans	739,052	734,792	730,920	723,651	734,079
Deposits	987,530	949,463	943,337	953,575	979,685
Common Shareholders' Equity	61,954	62,859	63,828	67,567	67,932
Total Equity	89,954	90,815	91,740	95,437	95,759
Net Income	1,626	1,080	986	937	568
Net Income Available to
Common Shareholders	1,241	701	611	567	203
Net Income Per Share	0.15	0.08	0.07	0.07	0.02

Key Performance Ratios	4Q2013	3Q2013	2Q2013	1Q2013	4Q2012

Return on Average Assets (1)	0.44%	0.25%	0.22%	0.20%	0.07%
Return on Average Total Equity (1)	5.43%	3.09%	2.56%	2.37%	0.85%
Common Equity to Total Assets	5.38%	5.65%	5.77%	6.04%	5.96%
Total Equity to Total Assets	7.81%	8.16%	8.29%	8.53%	8.40%
Net Interest Margin	3.68%	3.67%	3.64%	3.45%	3.49%

(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Dec. 31, 2013	Dec. 31, 2012
	(unaudited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$25,692	$29,244
Federal Funds Sold	20,495	20,002
	46,187	49,246
Interest-Bearing Deposits	21,960	21,795
Investment Securities
Available for Sale, at Fair Value	263,258	268,301
Held for Maturity, at Cost (Fair Value of $37 and $42 as of Dec. 31, 2013 and Dec. 31, 2012 , Respectively)	37	41
	263,295	268,342
Federal Home Loan Bank Stock, at Cost	3,164	3,364
Loans	751,218	747,050
Allowance for Loan Losses	(11,806)	(12,737)
Unearned Interest and Fees	(360)	(234)
	739,052	734,079
Premises and Equipment	24,876	24,916
Other Real Estate	15,502	15,941
Other Intangible Assets	188	224
Other Assets	36,861	21,490
Total Assets	$1,151,085	$1,139,397

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$115,261	$123,967
Interest-Bearing	872,269	855,718
	987,530	979,685
Borrowed Money
Subordinated Debentures	24,229	24,229
Other Borrowed Money	40,000	35,000
	64,229	59,229

Other Liabilities	9,372	4,724

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share;
Authorized 10,000,000 Shares, Issued 28,000 Shares	28,000	27,827
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Dec. 31, 2013 and Dec. 31, 2012, Respectively	8,439	8,439
Paid in Capital	29,145	29,145
Retained Earnings	33,445	30,498
Accumulated Other Comprehensive Loss, Net of Tax	(9,075)	(150)
	89,954	95,759
Total Liabilities and Stockholders' Equity	$1,151,085	$1,139,397

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)
	Quarter		Year-to-Date
	Three Months Ended		Twelve Months Ended
	12/31/13	12/31/12	12/31/13	12/31/2012
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$10,327	$10,572	$41,350	$41,963
Federal Funds Sold	12	27	39	99
Deposits with Other Banks	6	9	27	43
Investment Securities
U. S. Government Agencies	1,063	699	3,517	4,824
State, County and Municipal	30	34	124	207
Corporate Obligations/Asset-Backed Sec.	5	14	47	76
Dividends on Other Investments	23	22	82	77
	11,466	11,377	45,186	47.289
Interest Expense
Deposits	1,369	1,904	5,821	8,737
Borrowed Money	403	397	1,676	2,279
	1,772	2,301	7,497	11,016
Net Interest Income	9,694	9,076	37,689	36,273
Provision for Loan Losses	285	1,158	4,485	6,785
Net Interest Income After Provision for Loan Losses	9,409	7,918	33,204	29,488

Noninterest Income
Service Charges on Deposits	1,207	1,046	4,691	3,573
Other Service Charges, Commissions and Fees	436	396	1,725	1,515
Mortgage Fee Income	107	104	484	400
Securities Gains(Losses)	(362)	770	(364)	2,837
Other	630	326	1,841	1,408
	2,018	2,642	8,377	9,733
Noninterest Expense
Salaries and Employee Benefits	4,196	4,079	16,692	15,565
Occupancy and Equipment	952	983	3,794	3,884
Other	3,850	4,682	14,131	15,930
	8,998	9,744	34,617	35,379

Income Before Income Taxes	2,429	816	6,964	3,842
Income Taxes	803	248	2,335	1,201
Net Income	1,626	568	4,629	2,641

Preferred Stock Dividends	385	365	1,509	1,435

Net Income Available to Common Shareholders	$1,241	$203	$3,120	$1,206
Net Income Per Share of Common Stock
Basic	$0.15	$0.02	$0.37	$0.14
Diluted	$0.15	$0.02	$0.37	$0.14
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002